Exhibit 4.3
FOURTH SUPPLEMENTAL INDENTURE
     FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 30, 2007, among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, Limited Partnership, a Texas limited partnership (formerly a Delaware limited partnership, “TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, L.P., a Texas limited partnership (formerly a Delaware limited partnership, “TEPPCO Midstream”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde”, and together with TE Products, TCTM and TEPPCO Midstream, the “Existing Subsidiary Guarantors”), TE Products Pipeline Company, LLC, a Texas limited liability company, TEPPCO Midstream Companies, LLC, a Texas limited liability company (together with TE Products Pipeline Company, LLC, the “New Subsidiary Guarantors”), and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
WITNESSETH:
     WHEREAS, the Partnership and the Existing Subsidiary Guarantors (other than Val Verde) have heretofore executed and delivered to the Trustee an Indenture dated as of February 20, 2002 (the “Original Indenture”), providing for the Partnership’s issuance, from time to time, of its Debt Securities in one or more series unlimited as to principal amount, and the Guarantees by each of the Subsidiary Guarantors of the Debt Securities;
     WHEREAS, the Partnership and the Existing Subsidiary Guarantors (other than Val Verde) have heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 20, 2002 (the “First Supplemental Indenture”), providing for the Partnership’s issuance of the initial series of its Debt Securities under the Indenture, such series known as the Partnership’s 7.625% Senior Notes due 2012 (the “2012 Notes”);
     WHEREAS, the Partnership and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of June 27, 2002 (the “Second Supplemental Indenture”), providing for the addition of Val Verde as a Subsidiary Guarantor;
     WHEREAS, the Partnership and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee a Third Supplemental Indenture dated as of January 30, 2003 (the “Third Supplemental Indenture”, and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), providing for the Partnership’s issuance of an additional series of its Debt Securities under the Indenture, such series known as the Partnership’s 6.125% Senior Notes due 2013 (the “2013 Notes”);
     WHEREAS, Section 9.01(g) of the Indenture authorizes the Partnership, the Subsidiary Guarantors and the Trustee, from time to time and at any time, and without the consent of the Holders, to enter into one or more indentures supplemental to the Indenture to add Subsidiary Guarantors with respect to any or all Debt Securities;

     WHEREAS, the New Subsidiary Guarantors are Subsidiaries of the Partnership and the Partnership desires to cause each New Subsidiary Guarantor, and each New Subsidiary Guarantor desires to become, a Subsidiary Guarantor with respect to the 2012 Notes and the 2013 Notes;
     WHEREAS, Section 9.01 of the Indenture authorizes the Trustee to join with the Partnership and the Subsidiary Guarantors in the execution of this Supplemental Indenture for the purpose of adding a Subsidiary Guarantor, and further provides that any such supplemental indenture may be executed by the Partnership, the Subsidiary Guarantors and the Trustee without the consent of the Holders of any Debt Securities at the time Outstanding; and
     WHEREAS, all things necessary have been done to make the Guarantee of the 2012 Notes and the 2013 Notes by each New Subsidiary Guarantor the valid obligation of such New Subsidiary Guarantor and to make this Supplemental Indenture a valid agreement of the Partnership, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors, in accordance with their respective terms;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Partnership, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders of the 2012 Notes and the 2013 Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture.
     2. Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, fully, unconditionally and absolutely to guarantee, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of, and the premium, if any, and interest on, the 2012 Notes, the 2013 Notes and all other amounts due and payable by the Partnership under the Indenture, the 2012 Notes and the 2013 Notes, and to be bound by all other provisions of the Indenture applicable to Subsidiary Guarantors. Further, each New Subsidiary Guarantor acknowledges and agrees that its obligations to the Holders of the 2012 Notes and the 2013 Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.
     3. No Recourse Against Others. The General Partner, the Persons who formed the General Partner and the General Partner’s directors, officers, employees, incorporators and members, as such, shall have no liability for any obligations of the Partnership or the Subsidiary Guarantors under the 2012 Notes, the 2013 Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a 2012 Note or a 2013 Note, each Holder waived and released all such liability. Such waiver and release are a part of the consideration for issuance of the 2012 Notes and the 2013 Notes, respectively.

     4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES PROVIDED FOR HEREIN SHALL BE DEEMED TO BE A NEW YORK CONTRACT AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.
     5. Counterparts. The parties may sign any number of counterparts of this Supplemental Indenture, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     6. Effect of Headings. The headings herein are for convenience only and shall not affect the construction hereof.
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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

TEPPCO Partners, L.P.

By	Texas Eastern Products Pipeline Company, LLC,
Its General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TE Products Pipeline Company, Limited Partnership

By	TEPPCO GP, Inc.,
Its General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TCTM, L.P.

By	TEPPCO GP, Inc.,
Its General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TEPPCO Midstream Companies, L.P.

By	TEPPCO GP, Inc.,
Its General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer
Signature Page to Fourth Supplemental Indenture

Val Verde Gas Gathering Company, L.P.

By	TEPPCO NGL Pipelines, LLC,
Its General Partner

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TE Products Pipeline Company, LLC

By	TEPPCO GP, Inc.,
Its Manager

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

TEPPCO Midstream Companies, LLC

By	TEPPCO GP, Inc.,
Its Manager

By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

U.S. Bank National Association as Trustee

By:	/s/ Steven A. Finklea

Steven A. Finklea
Vice President
Signature Page to Fourth Supplemental Indenture